Exhibit 99.2
BELL MICROPRODUCTS RECEIVES ADDITIONAL NASDAQ DETERMINATION NOTICE
ENGAGES SERVICES OF FINANCIAL INTELLIGENCE LLC
SAN JOSE, CA — (May 18, 2007) — PRNewswire-FirstCall — Bell Microproducts Inc. (Nasdaq: BELM) today announced that, as expected, it has received an additional staff determination notice from the NASDAQ Stock Market, stating that it is not in compliance with the requirements for continued listing pursuant to NASDAQ Marketplace Rule 4310(c)(14), due to its failure to file on a timely basis its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. This staff determination notice serves as an additional basis for delisting the Company’s common stock from trading on NASDAQ. As a result, the Company’s securities remain subject to delisting from trading on the Nasdaq Global Market. As previously disclosed, Nasdaq initially informed the Company in November 2006 that it was not in compliance with continued listing standards due to the Company’s delay in filing its Quarterly Report on Form 10-Q for the period ended September 30, 2006. The Company subsequently requested and was granted a hearing before the Nasdaq Listing Qualifications Panel, which granted the Company’s request for an extension for continued listing until May 22, 2007. The Company appealed this extension, and the Nasdaq Listing and Hearing Review Council (“Listing Council”) notified the Company that the delisting decision of the Qualifications Panel was stayed. The Company intends to submit additional information for the Listing Council review.
The Company also announced that it has engaged Financial Intelligence, LLC to assist it with various finance and accounting matters. A consultant from Financial Intelligence will serve as interim vice president of finance for the Company, replacing an employee who the Company had recently hired to serve in that capacity. Financial Intelligence will also provide services related to accounting for revised measurement dates for stock options.
About Bell Microproducts
Bell Microproducts is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components and peripherals, as well as maintenance and professional services. An industry-recognized specialist in storage products, this Fortune 1000 company is one of the world’s largest storage-centric value-added distributors.
Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs. From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. More information can be found in the Company’s SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

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May18, 2007
Safe Harbor Statement
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include management’s expectations regarding the restatement of its financial statements, involve risks and uncertainties that could cause actual results to differ materially from those statements. Factors that could cause results to differ include the ultimate outcome and timing of our financial statement restatement process, potential adverse impacts on our financial condition or results of operations as a result of any required adjustments to prior period financial statements, and the incurrence of costs related to the restatement. Additional risks are described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time (including the Company’s Annual Report on Form 10-K). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any forward-looking statements.
SOURCE Bell Microproducts Inc. — 05/18/2007
CONTACT: Rob Damron, Investor Relations Representative of Bell Microproducts Inc., +1-414-224-1668, ir@bellmicro.com
Web site: http://www.bellmicro.com